UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 11, 2007

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Campus Drive
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2007, The Medicines Company (the “Company”) entered into a new office space lease and, as a result, the Company will be moving its principal executive offices to another location in Parsippany, New Jersey. The office space lease (the “Lease”) was executed between 8 Sylvan Way, LLC (the “Landlord”) and the Company and provides for the Company to lease an aggregate of 173,146 square feet located at 8 Sylvan Way, Parsippany, NJ (the “Premises”)  for 15 years from the Phase 1 Estimated Commencement Date (as defined in the Lease). The Phase 1 Estimated Commencement Date is currently estimated to be August 1, 2008. Under the Lease, the Company will take possession of and begin paying rent for 129,263 square feet on the Phase 1 Estimated Commencement Date, an additional 21,915 square feet on or about August 1, 2009 and an additional 21,968 square feet on or about August 1, 2010.

The Lease provides for annual lease payments as follows:

Year	Annual Rent
1	$2,908,417
2	$3,401,505
3-5	$3,895,785
6-10	$4,352,890
11-15	$4,950,244

In addition to the rent, the Company is also responsible for certain other costs and charges, including real estate taxes, operating expenses, insurance and utility charges.

The Lease also grants the Company two, five-year lease extension options, each allowing the Company to renew the Lease at a rental rate of 95% of the Fair Market Rental Value (as defined in the Lease) of the Premises.

The performance of the Company’s obligations under the Lease will be secured by a letter of credit. Upon execution of the Lease, the letter of credit will be in the amount of $5,000,000. The Company will increase the amount of the letter of credit by $5,000,000, for a total letter of credit of $10,000,000, on the Phase I Estimated Commencement Date. The letter of credit will permit draws by the Landlord to cure defaults by the Company. The amount of the letter of credit is subject to reduction upon the achievement of certain regulatory and operational milestones relating to the Company’s products and, further, in the amount of $1,289,436 on August 1, 2009 and annually for each of the following six years; provided, however, in no event will the amount of the letter of credit be reduced below $973,946.

The Company has retained a real estate broker to assist it in analyzing strategic options concerning the lease for its existing principal executive office space.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of  Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: October 17, 2007	By:	/s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel